UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2025
_____________________________________________
agilon health, inc.
(Exact name of Registrant as Specified in Its Charter)
_____________________________________________

Delaware	001-40332	37-1915147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Polaris Parkway, Suite 550
Westerville, Ohio		43082
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 562 256-3800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AGL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
On December 31, 2025, agilon health, inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Jeffrey Schwaneke, the Company’s Chief Financial Officer and Executive Vice President (the “Amended Employment Agreement”), effective as of January 1, 2026. The Employment Agreement amends and restates Mr. Schwaneke’s prior Employment Agreement with the Company, dated June 3, 2024 and as previously disclosed by the Company (the “Prior Employment Agreement”). The Amended Employment Agreement is substantially the same as the Prior Employment Agreement, except as noted below.
The Amended Employment Agreement provides for: (i) a one-time equity award of 600,000 restricted stock units (“RSUs”) to be granted by the Company that are scheduled to vest annually over three years; (ii) if Mr. Schwaneke is employed with the Company when the Company grants annual equity awards for fiscal year 2026 to its executive officers generally, the Company will grant Mr. Schwaneke annual equity awards for fiscal year 2026 having an aggregate grant-date fair value of $3,750,000, with the mix and other terms of the awards to be consistent with annual equity awards made to the Company’s executive officers generally; and (iii) if Mr. Schwaneke is employed with the Company when the Company grants annual equity awards for fiscal year 2027 to its executive officers generally, he will be eligible to receive annual equity awards in the ordinary course on terms consistent with the annual equity awards made to the Company’s executive officers generally.
The Amended Employment Agreement provides for payment of accrued obligations upon termination of Mr. Schwaneke’s employment, and also provides for additional severance and/or continued vesting of certain equity awards in specified circumstances. In general, if Mr. Schwaneke’s employment is terminated by the Company other than for cause (and not due to death or disability), the Amended Employment Agreement provides (i) if the termination occurs before the date that is 18 months after January 1, 2026, for cash severance equal to 12 months of base salary and target annual bonus, payable in installments over 12 months, and (ii) that any Company equity awards granted pursuant to the Amended Employment Agreement will continue to vest in accordance with their terms as though no termination of employment had occurred (with performance-based vesting remaining subject to achievement of applicable performance goals), in each case subject to Mr. Schwaneke providing the Company with a release of claims. Mr. Schwaneke will also be entitled to the vesting described in clause (ii) above if he voluntarily terminates employment with the Company more than 18 months after January 1, 2026.
The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement. The Company expects to file the Amended Employment Agreement as an exhibit to a future periodic report..

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

agilon health, inc.

Date:	January 7, 2026	By:	/s/ BENJAMIN SHAKER
Benjamin Shaker
Chief Markets Officer and Member of the Office of the Chairman